PERSONAL SECURITIES TRANSACTIONS POLICY

INTRODUCTION

	Since you have or may have access to investment information in connection with your regular duties, you are required to report certain securities transactions made during the month. The purpose of the Policy is to prevent actual conflicts of interest (or even the appearance of conflict) between your personal securities transactions and those clients accounts. Transactions for the client must have priority over the employees transactions. Employees of
Columbia Partners may not invest in a publicly-held security whenever they know
Columbia Partners is in the process of buying or selling the security for any
Columbia Partners managed account or when the employee is recommending to a customer the sale or purchase of a security. However, it is acceptable for an employee to trade 24 hours after placing a transaction in the same security as the client or the funds. Reporting is required under Rule 275.204-2(a)12(i) of the Investment Advisers Act of 1940.

TRANSACTIONS SUBJECT TO THE POLICY

	You must report all transactions or options on securities that are
(i) for
your own account (including an IRA, 401(k) or other retirement plan), (ii) for the account of any member of your immediate family residing with you, or
(iii)
for any other account, including a trust or partnership, over which you, or an immediate family member residing with you, exercise investment discretion or voting power except:

* 	Mutual (i.e. open-end) fund shares

* 	Money market instruments

* 	Direct obligations of the United States or U.S. Government Agency or
instrumentality.

* 	Commodities

* 	Gifts or bequests of securities (if these securities are later sold, the
reporting requirement 	will apply)

* 	transactions in accounts over which neither you nor an immediate family
member
	residing with you has any direct or indirect influence or control.

REPORTING

	You must complete a report (Exhibit A) of your securities transactions, specifying, among other things, the trade date, the number of shares and the price at which each transaction was effected. The report is to be returned seven days after the end of each month. The report must be returned even if you did not have any reported transactions. These reports are of course held in confidence. In addition, it is required that you certify to the Compliance Officer each broker account that you have and a form letter will be sent to your brokers requesting that a copy of the confirmations be sent to the Compliance
Officer.

MARGIN ACCOUNTS

	Prior to opening a margin account , a Columbia Partners employee must receive written consent from the President and the President must receive written consent from the Executive Committee. The New York Stock Exchange,
American
Stock Exchange and other national stock exchanges have rules that require the member firms to receive written consent from the financial institution prior to entering into any margin transactions with employees of a financial institution.








































											Exhibit A





Columbia Partners Investment Management
MONTHLY REPORT UNDER 17CFR275.204-2(12)




						________________________________
						Employee Name


1.	I do not make securities investment recommendations nor participate in the
determination 	of investment-related recommendations for client
accounts; and
at no time during the 	course of my job do I receive any information
concerning
such recommendations being 	made by an investment adviser on the
purchase,
sale, or recommended purchase of sale of 	securities, prior to the
effective
dissemination of such recommendations or information.


	Signed:__________________________Date:_______________________________


2.	I make securities investment recommendations, or participate in
determination of 	investment-related recommendations for client accounts,
or
receive information 	concerning such recommendations being made by an
investment adviser on the purchase, 	sale, or recommended purchase or
sale
of securities, prior to the effective dissemination 	of such
recommendations or
information; and in such capacity I am recording all 	transactions for
securities
in which I have an interest, including beneficial interest, but 	excluding
transactions over which I have no direct control and direct U.S. Government obligations, for the calendar MONTH just ended.


	Signed:___________________________
Date:_______________________________


(If you signed here, please complete the monthly report on the reverse side of this form.)











Columbia Partners Investment Management
	THIS FORM
MUST BE RETURNED NO LATER
Monthly Report Under 117 CFR 275.204-2, (13)
	THAN 7
DAYS AFTER MONTH END

											TO:
Kelly
O'Connell
MONTH ENDED_______________________________

EMPLOYEE NAME_____________________________

TRADE
DATE
TYPE
P/S
CP
HOLDING

UNIT

SECURITY
UNIT
PRICE
TOTAL
VALUE
BROKER








































































































































NOTE:	* "Answer yes under Columbia Partners HOLDING" if this issue is being held
in any portfolio in which Columbia Partners 			     manages or
advises.
 Enter complete security name under security. No symbol abbreviations.